                                                                  EXHIBIT 4.2(b)

                               GUARANTY AGREEMENT



         This FIRST AMENDED AND RESTATED GUARANTY AGREEMENT (this "Guaranty"), dated as of July 17,2001, is made by ALEXANDER CITY CASTING COMPANY, INC., a corporation organized and existing under the laws of the State of Alabama, CAST-MATIC CORPORATION, a corporation organized and existing under the laws of the State of Michigan, COLUMBUS FOUNDRY L.P., a limited partnership organized and existing under the laws of the State of Delaware, DIVERSIFIED DIEMAKERS, INC, a corporation organized and existing under the laws of the State of Delaware, GANTON TECHNOLOGIES INC., a corporation organized and existing under the laws of the State of Illinois, FRISBY P.M.C., INCORPORATED, a corporation organized and existing under the laws of the State of Illinois, INTERMET HOLDING COMPANY, a corporation organized and existing under the laws of the State of Delaware, INTERMET INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Georgia, IRONTON IRON INC., a corporation organized and existing under the laws of the State of Ohio, LYNCHBURG FOUNDRY COMPANY, a corporation organized and existing under the laws of the Commonwealth of Virginia, NORTHERN CASTINGS CORPORATION, a corporation organized and existing under the laws of the State of Georgia, SUDBURY, INC., a corporation organized and existing under the laws of the State of Delaware, SUDM, INC., a corporation organized and existing under the laws of the State of Michigan, TOOL PRODUCTS, INC., a corporation organized and existing under the laws of the State of Delaware, WAGNER CASTINGS COMPANY, a corporation organized and existing under the laws of the State of Delaware and WAGNER HAVANA, INC., a corporation organized and existing under the laws of the State of Delaware, and the other subsidiaries of Intermet Corporation (the "Borrower") that execute and deliver a supplement hereto from time to time (the foregoing Persons individually a "Guarantor" and collectively the "Guarantors"), in favor of THE BANK OF NOVA SCOTIA, a Canadian chartered bank acting through its Atlanta Agency (in such capacity, the "Administrative Agent"), in its capacity as administrative and collateral agent for the banks and other lending institutions parties to the Term Loan Agreement (as hereinafter defined) and each assignee thereof becoming a "Lender" as provided therein (the "Lenders"; the Lenders and the Administrative Agent and their respective Affiliates being collectively referred to herein as the "Guaranteed Parties").



                                                              Guaranty Agreement

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Lenders, the Administrative Agent, Bank One, Michigan, as Syndication Agent, and SunTrust Bank, as Documentation Agent have entered into that certain First Amended and Restated Term Loan Agreement dated as of July 17, 2001 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, and including all schedules, riders, and supplements thereto, the "Term Loan Agreement"; terms defined therein and not otherwise defined herein being used herein as therein defined);

         WHEREAS, the Borrower owns, directly or indirectly, all or a majority of the outstanding Capital Securities of each of the Guarantors;

         WHEREAS, the Borrower and Guarantors share an identity of interest as members of a consolidated group of companies engaged in substantially similar businesses with the Borrower providing certain centralized financial, accounting and/or management services to each of the Guarantors;

         WHEREAS, the Guarantors, the Lenders and the Administrative Agent are parties to two Guaranty Agreements dated as of December 20, 1999 and March 3, 2000 with respect to the Existing Term Loan Agreements (the "Existing Guaranty Agreements");

         WHEREAS, it is a condition precedent to the effectiveness of the Term Loan Agreement that Guarantors execute and deliver this Guaranty, and Guarantors desire to execute and deliver this Guaranty to satisfy such condition precedent;

         WHEREAS, the Guarantors, the Lenders and the Administrative Agent wish to restate the Existing Guaranty Agreements in their entirety with the terms contained herein; and

         WHEREAS, the Guarantors intend that this Guaranty not effect a novation of their obligations under the Existing Guaranty Agreements, but merely a restatement, and where applicable, an amendment to the terms governing such obligations.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Guaranteed Parties to enter into and perform their obligations under the Term Loan Agreement and the other Credit Documents, the Guarantors hereby jointly and severally agree that the Existing Guaranty Agreements shall be amended and restated in their entirety to read as follows:

         SECTION 1. GUARANTY. The Guarantors hereby jointly and severally, irrevocably and unconditionally, guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Loans and all other Obligations owing by the Borrower and its Subsidiaries to the Lenders or the Administrative Agent or their respective Affiliates, or any of them, under the Term Loan Agreement, the Notes and the other Credit Documents, including, without limitation, all renewals, extensions, modifications and refinancings thereof and all Cash Management Obligations, now or hereafter owing, whether for principal, interest, fees, expenses


                                                              Guaranty Agreement
or otherwise, and any and all reasonable out-of-pocket expenses (including reasonable attorneys' fees actually incurred) and expenses incurred by the Administrative Agent in enforcing any rights under this Guaranty (the "Guaranteed Obligations"), including without limitation, all interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would accrue on any principal portion of the Guaranteed Obligations. Any and all payments by the Guarantors hereunder shall be made free and clear of and without deduction for any set-off, counterclaim, or withholding so that, in each case, each Guaranteed Party will receive, after giving effect to any Taxes (as such term is defined in the Term Loan Agreement, but excluding Taxes imposed on overall net income of the Guaranteed Party to the same extent as excluded pursuant to the Term Loan Agreement), the full amount that it would otherwise be entitled to receive with respect to the Guaranteed Obligations (but without duplication of amounts for Taxes already included in the Guaranteed Obligations). The Guarantors acknowledge and agree that this is a guarantee of payment when due, and not of collection, and that this Guaranty may be enforced up to the full amount of the Guaranteed Obligations without proceeding against the Borrower, against any security for the Guaranteed Obligations, against any other Guarantor or under any other guaranty covering any portion of the Guaranteed Obligations.

         SECTION 2. GUARANTY ABSOLUTE. The Guarantors guarantee that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto: The liability of each Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

                  (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Guaranteed Obligations, any waiver, indulgence, renewal, extension, amendment or modification of, or addition, consent or supplement to, or deletion from, or any other action or inaction under or in respect of, the Term Loan Agreement, the other Credit Documents, or any other documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

                  (b) any lack of validity or enforceability of the Term Loan Agreement, the other Credit Documents, or any other document, instrument or agreement referred to therein or any assignment or transfer of any thereof;

                  (c) any furnishing to the Guaranteed Parties of any additional security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any security for the Guaranteed Obligations;




                                                              Guaranty Agreement

                  (d) any settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of the Borrower;

                  (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Guarantor or the Borrower, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

                  (f) any nonperfection of any security interest or lien on any collateral, or any amendment or waiver of, consent to, or departure from, any guaranty or security for all or any of the Guaranteed Obligations;

                  (g) any application of sums paid by the Borrower or any other Person with respect to the Obligations of the Borrower to the Guaranteed Parties, regardless of what Obligations of the Borrower remain unpaid;

                  (h) any act or failure to act by any Guaranteed Party which may adversely affect a Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty; and

                  (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor.

If claim is ever made upon any Guaranteed Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and any Guaranteed Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such Guaranteed Party or any of its property, or (b) any settlement or compromise of any such claim effected by such Guaranteed Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event the Guarantors agree that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Term Loan Agreement, the other Credit Documents, or any other instrument evidencing any liability of the Borrower, and the Guarantors shall be and remain liable to such Guaranteed Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to such Guaranteed Party.

         SECTION 3. WAIVER. The Guarantors hereby waive notice of acceptance of this Guaranty, notice of any Obligations to which it may apply, and further waive presentment, demand of payment, protest, notice of dishonor or nonpayment of any such Obligations, suit or taking of other action by the Guaranteed Parties against, and any other notice to, the Borrower or any other party liable with respect to the Guaranteed Obligations (including the Guarantors or any other Person executing a guaranty of the obligations of the Borrower).


                                                              Guaranty Agreement

         SECTION 4. WAIVER OF SUBROGATION CONTRIBUTION. NO Guarantor will exercise any rights against the Borrower which it may acquire by way of subrogation or contribution, by any payment made hereunder or otherwise and each of the Guarantors hereby expressly waives any claim, right or remedy which the Guarantors may now have or hereafter acquire against the Borrower that arises hereunder and/or from the performance by the Guarantors hereunder, including, without limitation, any claim, right or remedy of any Guaranteed Party against the Borrower or any security which any Guaranteed Party now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under color of law or otherwise unless and until the Guaranteed Obligations have been indefeasibly paid in full.

         In the event that any Guarantor (the "Funding Guarantor") shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations hereunder, each other Guarantor (each, a "Contributing Guarantor") hereby agrees to contribute to the Funding Guarantor an amount equal to such Contributing Guarantor's pro rata share of such payment or payments made, or losses suffered, by such Funding Guarantor determined by reference to the ratio of (a) the dollar amount of the percentage of each such Contributing Guarantor's Net Assets (without giving effect to any right to receive any contribution or subrogation or obligation to make any contribution hereunder), to (b) the sum of the Net Assets of all Guarantors (including the Funding Guarantor) hereunder (without giving effect to any right to receive contribution or subrogation hereunder or any obligation to make any contribution hereunder); provided, that the Contributing Guarantor shall not be obligated to make any such payment to the Funding Guarantor if the Contributing Guarantor is not solvent at the time of such contribution or if the Contributing Guarantor would be rendered not solvent as a result thereof. Nothing in this Section shall affect each Guarantor's several liability for the entire amount of the Guaranteed Obligations, subject only to the limitations set forth in Section 15. For the purposes of this Section 4, (x) the "Net Assets" of any Guarantor shall mean the highest amount, as of any Determination Date, by which (A) the aggregate present fair saleable value of the assets of such Guarantor exceeds (B) the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder), and (y) "Determination Date" shall mean each of (1) the First Restatement Date, (2) the date of commencement of a case under the Bankruptcy Code in which a Guarantor is a debtor, and (3) the date enforcement hereunder is sought with respect to such Guarantor. Each Funding Guarantor covenants and AGREES that its right to receive any contribution from any Contributing Guarantor hereunder shall be subordinated and junior in right of payment in full of all of the Guaranteed Obligations.

         SECTION 5. SEVERABILITY. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                                                              Guaranty Agreement

         SECTION 6. AMENDMENTS. ETC. No amendment or waiver of any provision of this Guaranty nor consent to any departure by a Guarantor therefrom shall in any event be effective unless the same shall be in writing executed by the Administrative Agent.

         SECTION 7. NOTICES. All notices and other communications provided for hereunder shall be given in the manner specified in the Term Loan Agreement (i) in the case of the Administrative Agent, at the address specified for the Administrative Agent in the Term Loan Agreement, and (ii) in the case of the Guarantors, at the respective addresses specified for such Guarantors in this Guaranty.

         SECTION 8. NO WAIVER: REMEDIES. No failure on the part of the Administrative Agent or other Guaranteed Parties to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in any similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or other Guaranteed Parties to any other or further action in any circumstances without notice or demand. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 9. RIGHT OF SET OFF. In addition to and not in limitation of all rights of offset that the Administrative Agent or other Guaranteed Parties may have under applicable law, the Administrative Agent and the other Guaranteed Parties shall, upon the occurrence of any Event of Default and whether or not the Administrative Agent or other Guaranteed Parties have made any demand or the Guaranteed Obligations are matured, have the right to appropriate and apply to the payment of the Guaranteed Obligations, all deposits of any Guarantor (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property, then or thereafter owing by the Administrative Agent or other Guaranteed Parties to any Guarantor, whether or not related to this Guaranty or any transaction hereunder. The Guaranteed Parties shall promptly notify the relevant Guarantor of any offset hereunder.

         SECTION 10. CONTINUING GUARANTY; TRANSFER OF OBLIGATIONS. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the termination of the Commitments, (ii) be binding upon each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Administrative Agent, its successors, transferees and assigns, for the benefit of the Guaranteed Parties.

         SECTION 11. GOVERNING LAW: APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; SUBMISSION TO JURISDICTION: WAIVER OF JURY TRIAL.

         (a) THIS GUARANTY WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK



                                                              Guaranty Agreement

(INCLUDING FOR SUCH PURPOSE SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR OTHERWISE RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE ADMINISTRATIVE AGENT AND OTHER GUARANTEED PARTIES WITH RESPECT TO THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES UNITED STATES CORPORATION COMPANY AS THE DESIGNEE, APPOINTEE AND AGENT OF SUCH GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF SUCH GUARANTOR, SERVICE OR PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY, OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL BE DEEMED COMPLETED THIRTY DAYS AFTER MAILING THEREOF TO SAID AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF PROCESS BY MAIL TO THE RESPECTIVE GUARANTOR AT ITS ADDRESS SET FORTH HEREIN, BUT THE FAILURE OF SUCH GUARANTOR TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION. ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY.

         (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN


                                                              Guaranty Agreement

ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH GUARANTOR ENTERING INTO THE CREDIT DOCUMENTS.

         SECTION 12. SUBORDINATION OF THE BORROWER'S OBLIGATIONS TO THE GUARANTORS. As an independent covenant, each Guarantor hereby expressly covenants and agrees for the benefit of the Administrative Agent and other Guaranteed Parties that all obligations and liabilities of the Borrower to such Guarantor of whatsoever description including, without limitation, all intercompany receivables of such Guarantor from the Borrower ("Junior Claims") shall be subordinate and junior in right of payment to all Obligations of the Borrower to the Administrative Agent and other Guaranteed Parties under the terms of the Term Loan Agreement and the other Credit Documents and the "Obligations" of the Borrower to the "Administrative Agent" and other "Guaranteed Parties" under the terms of the Revolving Credit Agreement and the other "Credit Documents" (all as defined in the Revolving Credit Agreement), which are pari passu ("Senior Claims").

         If an Event of Default shall occur, then, unless and until such Event of Default shall have been cured, waived, or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by setoff or otherwise) shall be made by the Borrower to any Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims on a pro rata basis.

         In the event of a Proceeding (as hereinafter defined), all Senior Claims shall first be paid in full before any direct or indirect payment or distribution (in cash, property, securities, by setoff or otherwise) shall be made to any Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims. For the purposes of the previous sentence, "Proceeding" means the Borrower or any Guarantor shall commence a voluntary case concerning itself under the Bankruptcy Code or any other applicable bankruptcy laws; or any involuntary case is commenced against the Borrower or any Guarantor: or a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of the Borrower or any Guarantor, or the Borrower or any Guarantor commences any other proceedings under any reorganization arrangement, adjustment of debt, relief of debtor, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Guarantor, or any such proceeding is commenced against the Borrower or any Guarantor, or the Borrower or any Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any Guarantor suffers any


                                                              Guaranty Agreement
appointment of any custodian or the like for it or any substantial part of its property; or the Borrower or any Guarantor makes a general assignment for the benefit of creditors; or the Borrower or any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Borrower or any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Borrower or any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action shall be taken by the Borrower or any Guarantor for the purpose of effecting any of the foregoing.

         In the event any direct or indirect payment or distribution is made to a Guarantor in contravention of this Section 12, such payment or distribution shall be deemed received in trust for the benefit of the Administrative Agent and other Guaranteed Parties and shall be immediately paid over to the Administrative Agent for application against the Guaranteed Obligations in accordance with the terms of the Term Loan Agreement.

         Each Guarantor agrees to execute such additional documents as the Administrative Agent may reasonably request to evidence the subordination provided for in this Section 12.

         SECTION 13. JUDGMENT CURRENCY. (a) The Guarantors' obligations hereunder to make payments in a particular currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Guaranteed Parties of the full amount of the Obligation Currency expressed to be payable under this Guaranty or the Term Loan Agreement. If for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the currency equivalent determined, in each case, as on the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereafter referred to as the "Judgment Currency Conversion Date").

         (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantors covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

         (c) For purposes of determining the currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

                                                              Guaranty Agreement

         SECTION 14. AUTOMATIC ACCELERATION IN CERTAIN EVENTS. Upon the occurrence of an Event of Default specified in Section 8.07 of the Term Loan Agreement, all Guaranteed Obligations shall automatically become immediately due and payable by the Guarantors, without notice or other action on the part of the Administrative Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by the Borrower has then been accelerated. In addition, if any event of the types described in Section 8.07 of the Term Loan Agreement should occur with respect to any Guarantor, then the Guaranteed Obligations shall automatically become immediately due and payable by such Guarantor, without notice or other action on the part of the Administrative Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by the Borrower has then been accelerated.

         SECTION 15. SAVINGS CLAUSE. (a) It is the intent of each Guarantor and the Guaranteed Parties that each Guarantor's maximum obligations hereunder shall be, but not in excess of

                  (i) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code on or within the year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code: or

                  (ii) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of
         Section 544 of the Bankruptcy Code; or

                  (iii) in a case or proceeding commenced by or against such Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) shall be


                                                              Guaranty Agreement
determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

                  (b) To the end set forth in Section 15(a), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance under the Avoidance Provisions, if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render the Guarantor insolvent, or leave the Guarantor with an unreasonably small capital to conduct its business, or cause the Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to contribution as among Guarantors, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties), as so reduced, to be subject to avoidance under the Avoidance Provisions. This Section 15(b) is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of any Guarantor to be subject to avoidance under the Avoidance Provisions, and neither such Guarantor nor any other Person shall have any right or claim under this Section 15 as against the Guaranteed Parties that would not otherwise be available to such Person under the Avoidance Provisions.

         (c) None of the provisions of this Section 15 are intended in any manner to alter the obligations of any holder of Subordinated Debt or the rights of the holders of "senior indebtedness" as provided by the terms of the Subordinated Debt. Accordingly, it is the intent of each of the Guarantors that in the event that any payment or distribution is made with respect to the Subordinated Debt prior to the payment in full of the Guaranteed Obligations by virtue of the provisions of this Section 15, in any case or proceeding of the kinds described in clauses (i)-(iii) of Section 15(a), the holders of the Subordinated Debt shall be obligated to pay or deliver such payment or distribution to or for the benefit of the Guaranteed Parties. Furthermore, in respect of the Avoidance Provisions, it is the intent of each Guarantor that the subrogation rights of the holders of Subordinated Debt with respect to the obligations of the Guarantor under this Guaranty, be subject in all respects to the provisions of Section 15(b).

         SECTION 16. INFORMATION. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risk that such Guarantor assumes and incurs hereunder, and agrees that none of the Guaranteed Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.





                                                              Guaranty Agreement

         SECTION 17. REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants as to itself that all representations and warranties relating to it contained in Sections 5.01 through 5.06 of the Term Loan Agreement are true and correct.

         SECTION 18. SURVIVAL OF AGREEMENT. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the Term Loan Agreement, the making of the Loans and the execution and delivery of the Notes and the other Credit Documents.

         SECTION 19. COUNTERPARTS. This Guaranty and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         SECTION 20. CURRENCY OF PAYMENT. All payments to be made by the Guarantors hereunder shall be made in the relevant currency or currencies in which the Guaranteed Obligations are denominated in immediately available funds. If any Guarantor is unable for any reason to effect payment of any of the Guaranteed Obligations in the currency in which such Guaranteed Obligations are denominated, the Guaranteed Parties may, at their option, require such payment to be made in the Dollar Equivalent of such currency. If in any case where any of the Guarantors shall make any such payment in the Dollar Equivalent, the Guarantors agree to hold the Guaranteed Parties harmless from any loss incurred by the Lenders arising from any change in the value of Dollars in relation to such currency between the date such payment became due and the date of payment thereof.

         SECTION 21. ADDITIONAL GUARANTORS: Upon execution and delivery by any Subsidiary of the Borrower of an instrument in the form of Annex 1, such Subsidiary of the Borrower shall become a Guarantor hereunder with the same force and effect as if originally named a Guarantor herein (each an "Additional Guarantor"). The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Additional Guarantor as a party to this Guaranty.

         SECTION 22. Application of Proceeds. All cash proceeds received by the Administrative Agent from the Guarantors shall be applied by the Administrative Agent to payment of the Guaranteed Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

                  FIRST, to payment of all reasonable costs and expenses of the Administrative Agent incurred in connection with the collection and enforcement of the Guaranteed Obligations;

                  SECOND, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest and fees, pro rata among the Guaranteed Parties in


                                                              Guaranty Agreement
         accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

                  THIRD, to payment of the principal of the Guaranteed Obligations, pro rata among the Guaranteed Parties in accordance with the amount of such principal owing to each of them;

                  FOURTH, to payment of any other Guaranteed Obligations (other than those listed above) pro rata among the Guaranteed Parties in accordance with the amounts owing to each of them; and

                  FIFTH, the balance, if any, after all of the Guaranteed Obligations have been satisfied, to the applicable Guarantor or to whosoever may be lawfully entitled to receive them; provided, that prior to the date on which all Guaranteed Obligations have been paid in full, such balance may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral to be applied at any time thereafter pursuant to this Section 22.




                        [Signatures Follow on Next Page]









                                                              Guaranty Agreement

         IN WITNESS WHEREOF, each Guarantor and the Administrative Agent have caused this Guaranty to be duly executed and delivered by their respective duly authorized officers as of the date first above written.


Address for Notices:                          ALEXANDER CITY CASTING COMPANY,
                                              INC. ("Guarantor")

c/o Intermet Corporation
5445 Corporate Drive
Suite 200                                     By:  /s/ Alan J. Miller
Troy, Michigan 48098                             -------------------------------
                                                   Name Printed: Alan J. Miller
                                                   Title: Secretary

Attn: Doretha J. Christoph




Address for Notices:                          CAST-MATIC CORPORATION
                                              (a "Guarantor")

c/o Intermet Corporation
5445 Corporate Drive
Suite 200                                     By:  /s/ Alan J. Miller
Troy, Michigan 48098                             -------------------------------
                                                   Name Printed: Alan J. Miller
                                                   Title: Secretary

Attn: Doretha J. Christoph



Address for Notices:                          COLUMBUS FOUNDRY, L.P.
                                              (a "Guarantor")

c/o Intermet Corporation
5445 Corporate Drive
Suite 200                                     By:  /s/ Alan J. Miller
Troy, Michigan 48098                             -------------------------------
                                                   Name Printed: Alan J. Miller
                                                   Title: Secretary

Attn: Doretha J. Christoph


                                                              Guaranty Agreement

Address for Notices:                          DIVERSIFIED DIEMAKERS, INC.
                                              (a "Guarantor")

c/o Intermet Corporation
5445 Corporate Drive
Suite 200                                     By:  /s/ Alan J. Miller
Troy, Michigan 48098                             -------------------------------
                                                   Name Printed: Alan J. Miller
                                                   Title: Secretary

Attn: Doretha J. Christoph




Address for Notices:                          FRISBY P.M.C., INCORPORATED
                                              (a "Guarantor")

c/o Intermet Corporation
5445 Corporate Drive
Suite 200                                     By:  /s/ Alan J. Miller
Troy, Michigan 48098                             -------------------------------
                                                   Name Printed: Alan J. Miller
                                                   Title: Secretary

Attn: Doretha J. Christoph



Address for Notices:                          GANTON TECHNOLOGIES INC.
                                              (a "Guarantor")

c/o Intermet Corporation
5445 Corporate Drive
Suite 200                                     By:  /s/ Alan J. Miller
Troy, Michigan 48098                             -------------------------------
                                                   Name Printed: Alan J. Miller
                                                   Title: Secretary

Attn: Doretha J. Christoph



                                                              Guaranty Agreement

Address for Notices:                          INTERMET HOLDING COMPANY
                                              (a "Guarantor")

c/o Intermet Corporation
5445 Corporate Drive
Suite 200                                     By:  /s/ Alan J. Miller
Troy, Michigan 48098                             -------------------------------
                                                   Name Printed: Alan J. Miller
                                                   Title: Secretary

Attn: Doretha J. Christoph



Address for Notices:                          INTERMET INTERNATIONAL, INC.
                                              (a "Guarantor")

c/o Intermet Corporation
5445 Corporate Drive
Suite 200                                     By:  /s/ Alan J. Miller
Troy, Michigan 48098                             -------------------------------
                                                   Name Printed: Alan J. Miller
                                                   Title: Secretary

Attn: Doretha J. Christoph




Address for Notices:                          IRONTON IRON INC.
                                              (a "Guarantor")

c/o Intermet Corporation
5445 Corporate Drive
Suite 200                                     By:  /s/ Alan J. Miller
Troy, Michigan 48098                             -------------------------------
                                                   Name Printed: Alan J. Miller
                                                   Title: Secretary

Attn: Doretha J. Christoph





                                                              Guaranty Agreement

Address for Notices:                          LYNCHBURG FOUNDRY COMPANY
                                              (a "Guarantor")

c/o Intermet Corporation
5445 Corporate Drive
Suite 200                                     By:  /s/ Alan J. Miller
Troy, Michigan 48098                             -------------------------------
                                                   Name Printed: Alan J. Miller
                                                   Title: Secretary

Attn: Doretha J. Christoph





Address for Notices:                          NORTHERN CASTINGS CORPORATION
                                              (a "Guarantor")

c/o Intermet Corporation
5445 Corporate Drive
Suite 200                                     By:  /s/ Alan J. Miller
Troy, Michigan 48098                             -------------------------------
                                                   Name Printed: Alan J. Miller
                                                   Title: Secretary

Attn: Doretha J. Christoph




Address for Notices:                          SUDBURY, INC.
                                              (a "Guarantor")

c/o Intermet Corporation
5445 Corporate Drive
Suite 200                                     By:  /s/ Alan J. Miller
Troy, Michigan 48098                             -------------------------------
                                                   Name Printed: Alan J. Miller
                                                   Title: Secretary

Attn: Doretha J. Christoph






                                                              Guaranty Agreement

Address for Notices:                          SUDM, INC.
                                              (a "Guarantor")

c/o Intermet Corporation
5445 Corporate Drive
Suite 200                                     By:  /s/ Alan J. Miller
Troy, Michigan 48098                             -------------------------------
                                                   Name Printed: Alan J. Miller
                                                   Title: Secretary

Attn: Doretha J. Christoph




Address for Notices:                          TOOL PRODUCTS, INC.
                                              (a "Guarantor")

c/o Intermet Corporation
5445 Corporate Drive
Suite 200                                     By:  /s/ Alan J. Miller
Troy, Michigan 48098                             -------------------------------
                                                   Name Printed: Alan J. Miller
                                                   Title: Secretary

Attn: Doretha J. Christoph




Address for Notices:                          WAGNER CASTINGS COMPANY
                                              (a "Guarantor")

c/o Intermet Corporation
5445 Corporate Drive
Suite 200                                     By:  /s/ Alan J. Miller
Troy, Michigan 48098                             -------------------------------
                                                   Name Printed: Alan J. Miller
                                                   Title: Secretary

Attn: Doretha J. Christoph










                                                              Guaranty Agreement

Address for Notices:                          WAGNER HAVANA, INC.
                                              (a "Guarantor")

c/o Intermet Corporation
5445 Corporate Drive
Suite 200                                     By:  /s/ Alan J. Miller
Troy, Michigan 48098                             -------------------------------
                                                   Name Printed: Alan J. Miller
                                                   Title: Secretary

Attn: Doretha J. Christoph












                                                              Guaranty Agreement

                                              THE. BANK OF NOVA SCOTIA, AS
                                              ADMINISTRATIVE AGENT


                                          By:  /s/ F.C.H. Ashby
                                             ----------------------------------
                                          Name Printed: F.C.H. Ashby
                                                       ------------------------
                                          Title: Senior Manager Loan Operations
                                                -------------------------------




SECTION 12 OF THE
FOREGOING GUARANTY
IS HEREBY ACKNOWLEDGED
AND AGREED TO:


INTERMET CORPORATION


BY:
   -----------------------------
Name Printed: Alan J. Miller
Title: Vice President and Secretary




                                                              Guaranty Agreement

                                              THE BANK OF NOVA SCOTIA, as
                                              Administrative Agent


                                              By:
                                                 -------------------------------
                                                  Name Printed:
                                                               -----------------
                                                  Title:
                                                        ------------------------



SECTION 12 OF THE
FOREGOING GUARANTY
IS HEREBY ACKNOWLEDGED
AND AGREED TO:


INTERMET CORPORATION


By: /s/ Alan J. Miller
   --------------------------------
Name Printed: Alan J. Miller
             ----------------------
Title: Vice President and Secretary
      -----------------------------









                                                              Guaranty Agreement

                                                                         ANNEX 1

                                    FORM OF
                                   SUPPLEMENT
                              TO GUARANTY AGREEMENT



         THIS SUPPLEMENT TO GUARANTY AGREEMENT (this "Supplement to Guaranty Agreement"), dated as of _________________________, made by
_______________________, a _______________ corporation (the "Additional
Guarantor"), in favor of THE BANK OF NOVA SCOTIA, a Canadian chartered bank acting through its Atlanta Agency (in such capacity, the "Administrative Agent"), in its capacity as administrative agent for the banks and other lending institutions parties to the Term Loan Agreement (as hereinafter defined) and each assignee thereof becoming a "Lender" as provided therein (the "Lenders"; the Lenders and the Administrative Agent and their respective Affiliates, being collectively referred to herein as the "Guaranteed Parties").


                              W I T N E S S E T H:


         WHEREAS, Intermet Corporation (the "Borrower"), the Lenders, the Administrative Agent, Bank One, Michigan, as Syndication Agent, (the "Syndication Agent") and SunTrust Bank, as Documentation Agent (the "Documentation Agent") are parties to that certain First Amended and Restated Term Loan Agreement, dated as of July 17, 2001 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Term Loan Agreement");

         WHEREAS, certain Subsidiaries (the "Subsidiary Guarantors") of the Borrower have executed and delivered that certain First Amended and Restated Guaranty Agreement dated as of July 17, 2001 (the "Subsidiary Guaranty") pursuant to which the Subsidiary Guarantors have agreed to guarantee all of the obligations of the Borrower and its Subsidiaries under the Term Loan Agreement and the other Credit Documents (as defined in the Term Loan Agreement);

         WHEREAS, the Borrower, the Subsidiary Guarantors and the Additional Guarantor share an identity of interests as members of a consolidated group of companies engaged in substantially similar businesses; the Borrower provides certain centralized financial, accounting and/or management services to the Additional Guarantor; and the making of the loans has enhanced the overall financial strength and stability of the Borrower's corporate group, including the Additional Guarantor:






                                                              Guaranty Agreement

         WHEREAS, it is a condition subsequent to the Lenders' obligation to the effectiveness of the Term Loan Agreement that the Additional Guarantor execute and deliver to the Administrative Agent this Supplement to Guaranty Agreement, and the Additional Guarantor desires to execute and deliver this Supplement to Guaranty Agreement to satisfy such condition subsequent;

         NOW, THEREFORE, in consideration of the premises and in order to induce the Guaranteed Parties to enter into and perform their obligations under the Term Loan Agreement, the Additional Guarantor hereby agrees as follows:

1. DEFINED TERMS. Capitalized terms not otherwise defined herein are used herein with the meanings specified for such terms in the Term Loan Agreement.

2. ADDITIONAL GUARANTOR. The Additional Guarantor agrees that it shall be and become a Guarantor for all purposes of the Subsidiary Guaranty and shall be fully liable thereunder to the Administrative Agent and other Guaranteed Parties to the same extent and with the same effect as though the Additional Guarantor had been one of the Guarantors originally executing and delivering the Subsidiary Guaranty. Without limiting the foregoing, the Additional Guarantor hereby jointly and severally (with respect to the guaranties made by the Subsidiary Guarantors under the Subsidiary Guaranty), irrevocably and unconditionally, guarantees punctual payment when due, whether at stated maturity by acceleration or otherwise, of all Loans and all other Obligations (as defined in the Term Loan Agreement), owing by the Borrower and its Subsidiaries to the Lenders or the Administrative Agent or their respective Affiliates, or any of them, under the Term Loan Agreement, the Notes and the other Credit Documents including, without limitation, all renewals, extensions, modifications and refinancings thereof, now or hereafter owing, whether for principal, interest, fees, expenses or otherwise, and any and all reasonable out-of-pocket expenses (including reasonable attorneys' fees actually incurred) and expenses incurred by the Administrative Agent in enforcing any rights under the Subsidiary Guaranty (as supplemented hereby), subject, however, to the limitations expressly provided in the Subsidiary Guaranty in Section 15 thereof. All references in the Subsidiary Guaranty to "Guarantors" or any "Guarantor" shall be deemed to include and to refer to the Additional Guarantor.

3.   GOVERNING LAW: APPOINTMENT OF AGENT FOR SERVICE OF PROCESS: SUBMISSION TO
     JURISDICTION: WAIVER OF JURY TRIAL.

         (a) THIS SUPPLEMENT TO GUARANTY AGREEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SUPPLEMENT TO GUARANTY AGREEMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF


                                                              Guaranty Agreement

AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS SUPPLEMENT TO GUARANTY AGREEMENT, THE ADDITIONAL GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE ADMINISTRATIVE AGENT AND OTHER GUARANTEED PARTIES WITH RESPECT TO THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY DESIGNATES UNITED STATES CORPORATION COMPANY AS THE DESIGNEE, APPOINTEE AND AGENT OF THE ADDITIONAL GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF THE ADDITIONAL GUARANTOR, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL BE DEEMED COMPLETED THIRTY (30) DAYS AFTER MAILING THEREOF TO SAID AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF PROCESS BY MAIL TO THE ADDITIONAL GUARANTOR AT ITS ADDRESS SET FORTH HEREIN, BUT THE FAILURE OF THE ADDITIONAL GUARANTOR TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ADDITIONAL GUARANTOR IN ANY OTHER JURISDICTION. TO THE EXTENT THAT THE ADDITIONAL GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS SUPPLEMENT TO GUARANTY AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY.

         (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION. PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS SUPPLEMENT TO
GUARANTY AGREEMENT OR ANY


                                                              Guaranty Agreement

OTHER CREDIT DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER. THE ADDITIONAL GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE GUARANTEED PARTIES ENTERING INTO THE CREDIT DOCUMENTS.

         IN WITNESS WHEREOF, the Additional Guarantor has caused this Supplement to Guaranty to be duly executed and delivered under seal by its duly authorized officers as of the date first above written.

Address for Notices:                          ADDITIONAL GUARANTOR:


                                              ----------------------------------








                                              By: ______________________________

                                              Title: ___________________________









                                                              Guaranty Agreement